UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934 (Amendment No.        )

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Legacy Reserves LP
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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303 W. Wall, Suite 1800
Midland, Texas 79701

Legacy Reserves LP Announces Adjournment of Annual Meeting

May 13, 2015

MIDLAND, Texas, May 13, 2015 -- Legacy Reserves LP ("Legacy") (Nasdaq:LGCY) announced today that its 2015 annual meeting of unitholders was convened this morning and adjourned to June 12, 2015, at 10:30 a.m., local time, at Legacy’s headquarters, 303 W. Wall, Suite 1800, Midland, Texas 79701.

The board of directors of Legacy’s general partner has exercised the general partner’s right to adjourn the annual meeting with respect to all proposals submitted for vote at the meeting to allow additional time for votes to be received on those proposals.

The current voting results reflect that the Partnership's unitholders have been voting in accordance with the recommendations of the board of directors of Legacy’s general partner, with votes for the election of directors ranging from 71% to over 98% of the votes received with respect to such proposal, the vote in favor of the amendment to Legacy’s Long-Term Incentive Plan at a rate of approximately 95% and the ratification of the appointment of Legacy’s independent public accounting firm at a rate of approximately 97%.

Legacy is continuing to solicit proxies with respect to all three proposals described in more detail in the Notice of Annual Meeting of Unitholders and the definitive proxy statement for Legacy (i.e., the election of eight directors, the approval of  amendment to Legacy’s Long-Term Incentive Plan, and the ratification of BDO USA LLP as the independent registered public accounting firm of Legacy).

We would like to thank those who have already voted.  If you have not yet voted or wish to change your vote on any proposal found in the proxy statement, we urge you to vote through the internet, telephone or by mail using the instructions provided on your proxy ballot. If your units are held through a broker, we encourage you to contact your broker to ensure that your vote has been submitted.  If you no longer have your proxy ballot or have questions about the voting process, please do not hesitate to contact us at 432-689-5200.

The unitholders of record on March 16, 2015, the record date for the annual meeting, will continue to be the unitholders entitled to vote.

About Legacy Reserves LP

Legacy Reserves LP is a master limited partnership headquartered in Midland, Texas, focused on the acquisition and development of oil and natural gas properties primarily located in the Permian Basin, Rocky Mountain and Mid-Continent regions of the United States. Additional information is available at www.LegacyLP.com.

CONTACT:	Legacy Reserves LP Dan Westcott Executive Vice President and Chief Financial Officer 432-689-5200